NetREIT, Inc. 10-K

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO, CFO and Principal Financial and Accounting Officer, respectively, of NetREIT, Inc. (the “Company”) that, to the best of his knowledge:

(i)
the Annual Report for the year ended December 31, 2011 of the Company on Form 10-K (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: March 28, 2013	By:	/s/ Jack K. Heilbron
Jack K. Heilbron,
Chief Executive Officer

Date: March 28, 2013	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer

Date: March 28, 2013	By:	/s/ J. Bradford Hanson
J. Bradford Hanson
Principal Financial and Accounting Officer